UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2014

Knowles Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36102	90-1002689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1151 Maplewood Drive Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-250-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information contained in Item 7.01 concerning the selected preliminary financial results of Knowles Corporation (“Knowles”) for the years ended December 31, 2013 and 2012 and the eight quarters ended December 31, 2013 are incorporated by reference into this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2014, Keith L. Barnes was appointed to the Board of Directors of Knowles (the “Board”) and its audit committee. Biographical information for Mr. Barnes can be found in the section entitled “Management—Board of Directors Following the Separation,” of Knowles’ Information Statement which is included as Exhibit 99.1 to Amendment No. 5 to Knowles’ Registration Statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on February 6, 2014. Such biographical information is incorporated by reference into this Item 5.02.

The Board has determined that Mr. Barnes is independent under SEC rules and New York Stock Exchange listing standards applicable to audit committee members and that Mr. Barnes qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

There are no arrangements or understandings between Mr. Barnes and any other person pursuant to which Mr. Barnes was selected as a director. There are no transactions involving Mr. Barnes that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

Knowles will host an investor conference in New York City on February 19, 2014. A copy of the investor presentation for that conference is included as Exhibit 99.1 hereto. This conference will be webcast, and the presentation materials, along with a recording of the conference, will be available for 120 days on Knowles’ website, www.knowles.com. The live webcast will begin at 9:30 a.m. Eastern time on February 19, 2014, and the webcast replay will be available after 3 p.m. Eastern time on February 19, 2014.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation slides, issued by Knowles Corporation, dated February 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOWLES CORPORATION

Date: February 19, 2014

	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit Number	Description

99.1	Presentation slides, issued by Knowles Corporation, dated February 2014